Exhibit 99.1

Houghton Mifflin Harcourt Announces Second Quarter 2020 Results

SaaS sales and digital platform usage accelerate as HMH supports K-12 demand for digital learning solutions; HMH strongly positioned to help customers successfully adjust to remote learning in the new school year

BOSTON — August 6, 2020 — Learning company Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) today announced financial results for the quarter ended June 30, 2020. Nationwide COVID-19-related school closings continued to impact second quarter net sales and billings performance as customers remained focused on transitioning to a remote learning environment. HMH continued to support customers with virtual learning resources which helped mitigate the impact of the COVID-19 pandemic on its profitability and cash flow. The decisive cost and liquidity actions taken by HMH resulted in dramatically reduced use of cash in the second quarter and first half of 2020 compared to prior years.

Q2 2020 Headlines:

•	Net sales declined 35% to $251 million in the second quarter, and declined 24% to $441 million on a year-to-date basis
•	Billings[1] declined 39% to $297 million in the second quarter, and declined 34% to $428 million on a year-to-date basis
•	HMH has further improved its leading win rate in the Texas Literature adoption with virtually all decisions made
•	Significant growth in digital platform usage with 486% increase in student assignments over the last twelve months as schools adjust to remote learning environment
•	Strong growth of 127% in SaaS billings as digital transformation accelerates
•	Net cash used in operating activities improved by 64% in the second quarter, and 29% on a year-to-date basis
•	Free cash flow[2] usage improved by 52% to $(61) million in the second quarter, and 27% to $(248) million on a year-to-date basis. Additionally, HMH was free cash flow positive in the month of June
•	HMH repaid $50 million of revolving credit facility borrowings in June, and an additional $100 million in July – revolving credit facility now fully repaid

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions of dollars)	2020	2019	Change	2020	2019	Change
Net sales	$251	$389	(35.4)%	$441	$584	(24.4)%
Change in deferred revenue	45	100	(54.5)%	(13)	60	NM
Billings [1]	297	489	(39.3)%	428	644	(33.5)%
Impairment charge for goodwill	—	—	NM	262	—	NM
Net loss	(38)	(41)	6.0%	(384)	(158)	NM
Adjusted EBITDA [2]	36	47	(24.1)%	18	21	(11.1)%
Pre-publication or content development costs	(16)	(30)	45.8%	(35)	(56)	37.3%
Net cash used in operating activities	(33)	(90)	63.8%	(189)	(266)	28.8%
Free cash flow [2]	(61)	(128)	52.1%	(248)	(340)	26.9%

1	An operating measure which we derive from net sales taking into account the change in deferred revenue.
2	Non-GAAP measure, please refer to Use of Non-GAAP measures for an explanation and reconciliation.

NM = not meaningful

"While our billings for the second quarter continued to see the impact of the COVID-19 pandemic in April and early-May, customer demand increased through the latter half of the quarter, and we experienced a more normal environment in the month of June," said Jack Lynch, Chief Executive Officer of HMH."As we focus on the acceleration of our digital first, connected strategy, we are partnering with and supporting customers nationwide in this unique back to school season, whether in person, fully remote or hybrid.”

Joe Abbott, Chief Financial Officer of HMH added, "We managed our expenses with discipline, and as a result, were able to deliver adjusted EBITDA margins on par with the prior year despite net sales and billings declines. Our year to date performance and current liquidity position gave us the confidence to fully repay our revolving credit facility in July."

Jack Lynch concluded, "Districts are investing in remote learning solutions, and our growth in SaaS billings reflects the strength of our digital learning solutions. HMH remains positioned to continue to lead this market shift with a digital first offering for connected teaching and learning.”

Second Quarter 2020 Financial Results:

Net Sales: HMH reported net sales of $251 million for the second quarter of 2020, down 35% or $138 million compared to $389 million in 2019. The net sales decrease was driven by a $134 million decrease in our Education segment, coupled with a $4 million decrease in our HMH Books & Media segment. Within our Education segment, the decrease was primarily due to lower net sales in Extensions, which decreased $85 million from $182 million in 2019 to $97 million, due to lower sales of the Heinemann’s LLI Leveled Literacy, Fountas & Pinnell Classroom and Calkins products along with reduced professional services due primarily to school closures resulting from the COVID-19 pandemic. Further, there were lower net sales from Core Solutions which decreased by $49 million from $168 million in 2019 to $119 million, which was primarily due to the smaller new adoption market opportunity in Texas ELA along with school closures resulting from the COVID-19 pandemic. Within our HMH Books & Media segment, the decrease in net sales was primarily due to lower net sales of both Adult and Young Reader’s categories due to the closure of bookstores during the COVID-19 crisis and the corresponding delay in releases of new frontlist titles.

Billings1: Billings for 2020 decreased $192 million, or 39%, from 2019. The billings decrease was driven by a $188 million decrease in our Education segment coupled with a $4 million decrease in our HMH Books & Media segment. Within our Education segment, the decrease was primarily due to lower Core Solutions billings which decreased $120 million due to the smaller new adoption market opportunity in Texas ELA along with school closures resulting from the COVID-19 pandemic. Further, the Extensions billings decreased by $68 million due to lower billings of the Heinemann’s LLI Leveled Literacy, Fountas & Pinnell Classroom and Calkins products along with reduced professional services due primarily to school closures resulting from the COVID-19 pandemic. HMH Books & Media billings decrease was primarily due to lower billings of both Adult and Young Reader’s categories due to the closure of bookstores during the COVID-19 crisis and the corresponding delay in releases of new frontlist titles.

Cost of Sales: Overall cost of sales decreased by $72 million to $161 million in 2020 from $233 million in 2019, primarily due to lower billings.

Selling and Administrative Costs: Selling and administrative costs decreased by $69 million in 2020, primarily due to decreases in labor costs associated with our employee furlough initiative in response to the COVID-19 pandemic and to a lesser extent the 2019 Restructuring Plan and a freeze on hiring. Further, there was a decrease in variable expenses, such as transportation and commissions due to lower billings and lower discretionary costs related to travel, and expense reduction measures.

Operating Loss: Operating loss for 2020 was $22 million, an $8 million favorable change from the $30 million operating loss recorded in 2019 primarily due to the decrease in selling and administrative and restructuring charges.

Net Loss: Net loss of $38 million for 2020 was a $3 million favorable change from the net loss of $41 million in 2019, due primarily to the same factors impacting operating loss along with an increase in interest expense of $6 million resulting from the debt refinancing during the fourth quarter of 2019 and a favorable change in income taxes of $2 million due primarily to the book impairment on goodwill, which reduced the related deferred tax liabilities during 2020.

Adjusted EBITDA: Adjusted EBITDA for 2020 was $36 million, a $11 million unfavorable change from $47 million in 2019.

Six Months Ended June 30, 2020 Financial Results:

Net Sales: HMH reported net sales of $441 million for the first six months of 2020, down 24% or $143 million compared to $584 million in 2019. The net sales decrease was driven by a $136 million decrease in our Education segment, coupled with a $6 million decrease in our HMH Books & Media segment. Within our Education segment, the decrease was primarily due to lower net sales in Extensions, which decreased by $100 million from $284 million in 2019 to $184 million, due to lower sales of the Heinemann’s LLI Leveled Literacy, Fountas & Pinnell Classroom and Calkins products along with reduced professional services due primarily to school closures resulting from the COVID-19 pandemic. Further, there were lower net sales from Core Solutions which decreased by $36 million from $220 million in 2019 to $184 million primarily due to the smaller new adoption market opportunity in Texas ELA along with school closures resulting from the COVID-19 pandemic. Within our HMH Books & Media segment, the decrease in net sales was primarily due to 2019 licensing revenue attributed to the Carmen Sandiego series on Netflix, which did not repeat in the first half of 2020 but is expected later in the year. Partially offsetting the aforementioned were an increase in net sales of the Little Blue Truck series and strong net sales of the frontlist titles Chosen Ones and Maybe You Should Talk to Someone.

Billings1: Billings for 2020 decreased $216 million, or 34%, from 2019. The billings decrease was driven by a $211 million decrease in our Education segment coupled with a $5 million decrease in our HMH Books & Media segment. Within our Education segment, the decrease was primarily due to lower Core Solutions billings which decreased by $119 million due to the smaller new adoption market opportunity in Texas ELA along with school closures resulting from the COVID-19 pandemic. Further, the Extensions billings decreased by $92 million due to lower billings of the Heinemann’s LLI Leveled Literacy, Fountas & Pinnell Classroom and Calkins products along with reduced professional services due primarily to school closures resulting from the COVID-19 pandemic. The HMH Books & Media billings decrease was due to 2019 licensing revenue attributed to the Carmen Sandiego series on Netflix, which did not repeat in the first half of 2020 and lower billings of both Adult and Young Reader’s categories due to the closure of bookstores during the COVID-19 crisis and the corresponding delay in releases of new frontlist titles.

Cost of Sales: Overall cost of sales decreased by $82 million to $287 million in 2020 from $369 million in 2019, primarily due to lower billings and to a lesser extent, lower amortization expense.

Selling and Administrative Costs: Selling and administrative costs decreased by $88 million in 2020, primarily due to decreases in labor costs associated with our employee furlough initiative, which began in April and ceased at the end of July, in response to the COVID-19 pandemic and to a lesser extent the 2019 Restructuring Plan and a freeze on hiring. Further, there was a decrease in variable expenses, such as transportation and commissions due to lower billings and lower discretionary costs related to travel, and expense reduction measures.

Operating Loss: Operating loss for 2020 was $360 million, a $228 million unfavorable change from the $132 million operating loss recorded in 2019 primarily due to an impairment charge for goodwill in the first quarter of 2020 of $262 million. This non-cash impairment was a direct result of the adverse impact that the COVID-19 pandemic has had on the market price of our Company’s stock and the stock price of comparable companies in the marketplace. Partially offsetting the unfavorable operating loss was a decrease in selling and administrative expenses.

Net Loss: Net loss of $384 million for 2020 was a $226 million unfavorable change from the net loss of $158 million in 2019, due primarily to the same factors impacting operating loss along with an increase in interest expense of $11 million resulting from the debt refinancing during the fourth quarter of 2019 and a favorable change in income taxes of $17 million due primarily to the book impairment on goodwill, which reduced the related deferred tax liabilities during 2020.

Adjusted EBITDA: Adjusted EBITDA for 2020 was $18 million, a $3 million unfavorable change from $21 million in 2019.

Cash Flows and Liquidity: Net cash used in operating activities for 2020 was $189 million compared with $266 million in 2019. HMH’s free cash flow, defined as net cash from operating activities minus capital expenditures, for 2020 was a usage of $248 million, a $92 million improvement compared to a usage of $340 million in 2019. The primary drivers of the favorable change in net cash used in operating activities and free cash flow were positive working capital changes along with reductions in capital expenditures in 2020.

As of June 30, 2020, $100 million was drawn on the revolving credit facility as a precautionary measure in order to increase the Company’s cash position and help maintain financial flexibility in light of the current uncertainty resulting from the COVID-19 pandemic. We repaid the outstanding balance in July. As of August 6, 2020, there were no amounts outstanding under our revolving credit facility. We expect our net cash from operations combined with our cash and cash equivalents and borrowing availability under our revolving credit facility to provide sufficient liquidity to fund our current obligations, capital spending, debt service requirements and working capital requirements over at least the next twelve months.

The ability of the Company to fund planned operations is based on assumptions which involve significant judgment and estimates of future revenues, capital spend and other operating costs. Our current assumptions are that businesses will reopen for selling and school districts will continue to resume purchasing and most or all will become operational, either in-person, fully remote or hybrid, during the third quarter of 2020. We have performed a sensitivity analysis on these assumptions to forecast the impact of a slower-than-anticipated recovery and believe we can take additional financial and operational actions to mitigate the impact of lower billings than our current plans assume.

1  Education and HMH Books and Media segment billings represent operating measure which we derive from net sales taking into account the change in deferred revenue. Billings for Core Solutions and Extensions is an operating measure based on invoiced sales adjusted for returns, other publishing income and change in deferred revenue.

Conference Call:

At 9:30 a.m. ET on Thursday, August 6, 2020, HMH will host a conference call to discuss the results and management’s outlook with its investors. The call will be webcast live at ir.hmhco.com. The following information is provided for investors who would like to participate:

Toll Free: (844) 835-6565

International: (484) 653-6719

Passcode: 2996723

Moderator: Brian Shipman, Senior Vice President, Investor Relations

Webcast Link: https://edge.media-server.com/mmc/p/vavbrppb

An archived webcast with the accompanying slides will be available at ir.hmhco.com for one year for those unable to participate in the live event. An audio replay of this conference call will also be available until August 15, 2020 via the following telephone numbers: (855) 859-2056 in the United States and (404) 537-3406 internationally using passcode 2996723.

Use of Non-GAAP Financial Measures:

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) and to provide additional insights into our performance (for a completed period and/or on a forward-looking basis), we have presented adjusted EBITDA and free cash flow. These measures are not prepared in accordance with GAAP. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of adjusted EBITDA provides useful information to our investors and management as an indicator of our performance that is not affected by: fluctuations in interest rates or effective tax rates; levels of depreciation or amortization; non-cash charges; fees, expenses or charges relating to acquisition-related activities, including purchase accounting adjustments, integration costs and transaction costs, expenses related to securities offering- and debt refinancing-activities; charges associated with restructuring and cost saving initiatives, including severance, separation and facility closure costs; certain legal settlements and awards; and non-routine costs and gains. Accordingly, management believes that this measure is useful for comparing our performance from period to period and makes decisions based on it. In addition, targets in adjusted EBITDA (further adjusted to include the change in deferred revenue) are used as performance measures to determine certain incentive compensation of management. Management also believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews these metrics as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA and free cash flow used by other companies. Although we use these non-GAAP measures as financial measures to assess our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and free cash flow should be considered in addition to, and not as a substitute for, net cash from operating activities prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity nor is free cash flow intended to be a measure of residual cash flow available for discretionary use. You are cautioned not to place undue reliance on these non-GAAP measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures (to the extent available without unreasonable efforts in the case of forward-looking measures) and related disclosure is provided in the appendix to this news release.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a learning company committed to delivering connected solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions, and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students’ potential and extend teachers’ capabilities. HMH estimates that it serves more than 50 million students and three million educators in 150 countries, while its award-winning children’s books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com

Follow HMH on Twitter, Facebook and YouTube.

Contact

Investors

Brian S. Shipman, CFA

SVP, Investor Relations

(212) 592-1177

brian.shipman@hmhco.com

Media

Bianca Olson

SVP, Corporate Affairs

617-351-3841

bianca.olson@hmhco.com

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations; financial condition; liquidity; prospects, growth and strategies; the expected impact of the COVID-19 pandemic; our competitive strengths; the industry in which we operate; the impact of new accounting guidance and tax laws; expenses; effective tax rates; future liabilities; the outcome and impact of pending or threatened litigation; decisions of our customers; education expenditures; population growth; state curriculum adoptions and purchasing cycles; the impact of dispositions, acquisitions and other investments; the timing, structure and expected impact of our operational efficiency and cost-reduction initiatives and the estimated savings and amounts expected to be incurred in connection therewith; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. We caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if actual results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause actual results to vary from expectations include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the federal, state and local economies and on K-12 schools, including uncertainties regarding the format (in person, fully remote or hybrid) and other safety procedures schools plan to follow when they reopen in the fall; changes in state and local education funding and/or related programs, legislation and procurement processes; changes in state academic standards; industry cycles and trends; the rate and state of technological change; state requirements related to digital instructional materials; changes in product distribution channels and concentration of retailer power; changes in our competitive environment, including free and low cost open educational resources; periods of operating and net losses; our ability to enforce our intellectual property and proprietary rights; risks based on information technology systems and potential breaches of those systems; dependence on a small number of print and paper vendors; third-party software and technology development; possible defects in digital products; our ability to identify, complete, or achieve the expected benefits of, acquisitions; our ability to execute on our long-term growth strategy; increases in our operating costs; exposure to litigation; contingent liabilities; risks related to our indebtedness; future impairment charges; changes in school district payment practices; a potential increase in the portion of our sales coming from digital sales; risks related to doing business abroad; changes in tax law or interpretation; management and personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives, including our recently announced workforce reduction; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (and our subsequent filings pursuant to the Securities Exchange Act of 1934, as amended). In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Houghton Mifflin Harcourt Company

Consolidated Balance Sheets

(in thousands of dollars, except share information)	June 30, 2020 (Unaudited)	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$138,824	$296,353
Accounts receivable, net	273,168	184,425
Inventories	237,226	213,059
Prepaid expenses and other assets	23,519	19,257
Total current assets	672,737	713,094
Property, plant, and equipment, net	100,925	100,388
Pre-publication costs, net	239,208	268,197
Royalty advances to authors, net	43,038	44,743
Goodwill	454,977	716,977
Other intangible assets, net	451,146	474,225
Operating lease assets	132,065	132,247
Deferred income taxes	2,520	2,520
Deferred commissions	31,027	29,291
Other assets	38,727	31,490
Total assets	$2,166,370	$2,513,172
Liabilities and Stockholders’ Equity
Current liabilities
Revolving credit facility	$100,000	$—
Current portion of long-term debt	19,000	19,000
Accounts payable	65,647	52,128
Royalties payable	49,154	72,985
Salaries, wages, and commissions payable	28,225	54,938
Deferred revenue	277,827	305,285
Interest payable	10,750	3,826
Severance and other charges	4,090	12,407
Accrued postretirement benefits	1,571	1,571
Operating lease liabilities	9,231	8,685
Other liabilities	27,876	24,325
Total current liabilities	593,371	555,150
Long-term debt, net of discount and issuance costs	631,427	638,187
Operating lease liabilities	135,420	134,994
Long-term deferred revenue	556,200	542,821
Accrued pension benefits	23,229	23,648
Accrued postretirement benefits	13,969	15,113
Deferred income taxes	20,376	30,871
Other liabilities	3,493	6,028
Total liabilities	1,977,485	1,946,812
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized; no shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value: 380,000,000 shares authorized; 150,132,650 and 148,928,328 shares issued at June 30, 2020 and December 31, 2019, respectively; 125,555,616 and 124,351,294 shares outstanding at June 30, 2020 and December 31, 2019, respectively	1,501	1,489
Treasury stock, 24,577,034 shares as of June 30, 2020 and December 31, 2019, respectively, at cost	(518,030)	(518,030)
Capital in excess of par value	4,912,270	4,906,165
Accumulated deficit	(4,160,133)	(3,775,992)
Accumulated other comprehensive loss	(46,723)	(47,272)
Total stockholders’ equity	188,885	566,360
Total liabilities and stockholders’ equity	$2,166,370	$2,513,172

Houghton Mifflin Harcourt Company

Consolidated Statements of Operations

	(Unaudited) Three Months Ended June 30,		(Unaudited) Six Months Ended June 30,
(in thousands of dollars, except share and per share data)	2020	2019	2020	2019
Net sales	$251,216	$388,896	$441,141	$583,531
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	124,360	190,831	214,372	286,886
Publishing rights amortization	4,709	6,271	10,534	13,876
Pre-publication amortization	31,758	35,739	62,396	68,821
Cost of sales	160,827	232,841	287,302	369,583
Selling and administrative	106,329	175,266	239,682	327,249
Other intangible asset amortization	6,272	6,612	12,545	13,136
Impairment charge for goodwill	—	—	262,000	—
Restructuring/severance and other charges	—	4,430	—	5,651
Operating loss	(22,212)	(30,253)	(360,388)	(132,088)
Other income (expense)
Retirement benefits non-service income	61	42	122	84
Interest expense	(17,482)	(11,963)	(34,265)	(23,545)
Interest income	75	97	841	1,189
Change in fair value of derivative instruments	120	16	(260)	(434)
Income from transition services agreement	—	1,851	—	3,677
Loss before taxes	(39,438)	(40,210)	(393,950)	(151,117)
Income tax (benefit) expense	(1,270)	403	(9,809)	6,858
Net loss	$(38,168)	$(40,613)	$(384,141)	$(157,975)
Net loss per share attributable to common stockholders
Basic and diluted:
Net loss	$(0.30)	$(0.33)	$(3.07)	$(1.27)
Weighted average shares outstanding
Basic and diluted	125,458,566	124,147,961	125,073,770	123,974,266

Houghton Mifflin Harcourt Company

Consolidated Statements of Cash Flows

	(Unaudited) Six Months Ended June 30,
(in thousands of dollars)	2020	2019
Cash flows from operating activities
Net loss	$(384,141)	$(157,975)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	111,081	135,649
Amortization and impairments of operating lease assets	6,654	9,441
Amortization of debt discount and deferred financing costs	2,990	2,090
Deferred income taxes	(10,495)	5,741
Stock-based compensation expense	5,639	7,259
Impairment charge for goodwill	262,000	—
Change in fair value of derivative instruments	260	434
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(88,743)	(228,475)
Inventories	(24,167)	(83,561)
Other assets	(16,019)	(15,568)
Accounts payable and accrued expenses	(10,986)	22,495
Royalties payable and author advances, net	(22,126)	(9,178)
Deferred revenue	(14,079)	60,098
Interest payable	6,924	348
Severance and other charges	(8,317)	252
Accrued pension and postretirement benefits	(1,561)	(1,325)
Operating lease liabilities	(5,500)	(8,419)
Other liabilities	1,310	(5,231)
Net cash used in operating activities	(189,276)	(265,925)
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	—	50,000
Additions to pre-publication costs	(34,850)	(55,591)
Additions to property, plant, and equipment	(24,358)	(18,358)
Acquisition of business, net of cash acquired	—	(5,447)
Net cash used in investing activities	(59,208)	(29,396)
Cash flows from financing activities
Borrowings under revolving credit facility	150,000	60,000
Payments of revolving credit facility	(50,000)	—
Payments of long-term debt	(9,500)	(4,000)
Tax withholding payments related to net share settlements of restricted stock units	(48)	(1,929)
Issuance of common stock under employee stock purchase plan	503	506
Net collections under transition services agreement	—	2,493
Net cash provided by financing activities	90,955	57,070
Net decrease in cash and cash equivalents	(157,529)	(238,251)
Cash and cash equivalents at beginning of the period	296,353	253,365
Cash and cash equivalents at end of the period	$138,824	$15,114

Houghton Mifflin Harcourt Company

Non-GAAP Reconciliations (Unaudited)

Adjusted EBITDA

Consolidated

(in thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(38,168)	$(40,613)	$(384,141)	$(157,975)
Interest expense	17,482	11,963	34,265	23,545
Interest income	(75)	(97)	(841)	(1,189)
Provision (benefit) for income taxes	(1,270)	403	(9,809)	6,858
Depreciation expense	12,961	16,865	25,450	33,044
Amortization expense – film asset	156	1,760	156	6,772
Amortization expense	42,739	48,622	85,475	95,833
Non-cash charges – goodwill impairment	—	—	262,000	—
Non-cash charges – stock compensation	2,163	3,708	5,639	7,259
Non-cash charges – loss on derivative instruments	(120)	(16)	260	434
Fees, expenses or charges for equity offerings, debt or acquisitions/dispositions	—	261	27	548
Restructuring/severance and other charges	—	4,430	—	5,651
Adjusted EBITDA	$35,868	$47,286	$18,481	$20,780

Free Cash Flow

Consolidated

(in thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities
Net cash used in operating activities	$(32,509)	$(89,862)	$(189,276)	$(265,925)
Cash flows from investing activities
Additions to pre-publication costs	(16,099)	(29,693)	(34,850)	(55,591)
Additions to property, plant, and equipment	(12,483)	(7,983)	(24,358)	(18,358)
Free Cash Flow	$(61,091)	$(127,538)	$(248,484)	$(339,874)

Houghton Mifflin Harcourt Company

Calculation of Billings (Unaudited)

Billings (in thousands of dollars)

Consolidated

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$251,216	$388,896	$441,141	$583,531
Change in deferred revenue	45,450	99,968	(13,079)	60,287
Billings	$296,666	$488,864	$428,062	$643,818

Education

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$216,063	$349,801	$367,648	$503,645
Change in deferred revenue	45,966	99,976	(13,152)	61,116
Education Billings	$262,029	$449,777	$354,496	$564,761

HMH Books & Media

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$35,153	$39,095	$73,493	$79,886
Change in deferred revenue	(516)	(8)	73	(829)
HMH Books & Media Billings	$34,637	$39,087	$73,566	$79,057

Billings is an operating measure utilized by the Company derived as shown above.